Dated as of

Indemnity Agreement

In consideration of your continuing to serve as Director of EDO Corporation, a New York corporation (the "Company"), the Company hereby agrees with you as follows:

1. Certain Definitions. As used herein, the following terms and phrases shall have the following meanings:

(a) A "Change in Control" of the Company shall be deemed to have occurred if
(i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned and controlled, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of outstanding securities of the Company representing 20% or more of the total combined voting power entitled to vote in the election of directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of the period; (iii) there is a consolidation of the Company with, or a merger of the Company into or with, any other company, other than a merger or consolidation which would result in the outstanding voting securities of the Company immediately prior to such merger or consolidation representing (either by remaining outstanding or by being converted into voting securities of the surviving entity), immediately after such merger or consolidation, more than 80% of the total combined voting power entitled to vote in the election of directors of the entity surviving such consolidation or merger; (iv) there is an acquisition of the Company or of all or substantially all of the assets of the Company by another entity; or (v) any event occurs that would be a reportable event under Item 1(a) of Form 8-K under the Exchange Act.

(b) "Action" shall mean any threatened, pending or completed action, suit or proceeding and any appeal therein, whether civil, criminal, administrative, investigative or other, including, without limitation, an action by any third party, an action by or in the right of the Company or an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of any type or kind, foreign or domestic, which you served in any capacity at the request of the Company, to which you are, have been made or are threatened to be made a party by reason of the fact that you are or were a director, officer or employee of the Company, or are or were serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. For purposes of this Agreement, the Company shall be deemed to have requested you to serve an employee benefit plan where the performance by you of your duties to the Company also imposes duties on, or otherwise involves services by, you to the plan or participants or beneficiaries of the plan.

(c) "Expenses" shall mean any and all costs, charges and expenses (including attorneys' fees) paid or incurred in connection with investigating, preparing to defend, defending, being a witness in or participating in any Action.

(d) "Ineligible Conduct" shall mean (i) acts which were committed in bad faith by you or which were the result of your active and deliberate dishonesty and which were material to an Action or (ii) the personal gain in fact by you of a financial profit or other advantage to which you were not legally entitled.

2. Indemnification. (a) Subject to paragraphs 2(b), (c) and (d), the Company shall indemnify you against judgments, fines, amounts paid in settlement and Expenses incurred in connection with any Action.

(b) To the extent that you are successful, in whole or in part, on the merits or otherwise, in the defense of an Action, you shall be entitled to the indemnification provided for in paragraph 2(a).

(c) To the extent that a judgment or other final adjudication adverse to you establishes that your conduct constituted Ineligible Conduct, you shall not be entitled to the indemnification provided for in paragraph 2(a).

(d) Except as otherwise provided in paragraphs 2(b) and (c), unless ordered by a court as contemplated by paragraph 5, you shall be entitled to the indemnification provided for in paragraph 2(a) in connection with any Action only to the extent that such indemnification is authorized in the specific case:

(i) by the Board of Directors of the Company acting by a quorum consisting of directors who are not parties to such Action upon a finding that your conduct did not constitute Ineligible Conduct; or

(ii) if a quorum under the foregoing clause (i) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

(A) by the Board of Directors of the Company upon the opinion in writing of independent legal counsel that such indemnification is proper in the circumstances because your conduct did not constitute Ineligible Conduct, or

(B) by the shareholders of the Company upon a finding that your conduct did not constitute Ineligible Conduct.

(e) The Company shall provide any indemnification required under this Agreement promptly, and in any event within 60 days after your written request. In the case of any request for indemnification to which paragraph 2(d) is applicable, the Board of Directors shall, no later than 60 days after your written request, make an express finding that you are entitled or are not entitled to indemnification (whether or not the question is put to shareholders pursuant to paragraph 2(d)(ii)). In connection with any determination that you are not entitled to be indemnified hereunder, in whole or in part, the burden of proof shall be on the Company to establish that you are not so entitled.

(f) The termination of any civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that your conduct constituted Ineligible Conduct.

(g) Excise taxes assessed on you with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

3. Expenses. (a) Expenses incurred by you in defending an Action shall be paid by the Company in advance of the final disposition of such Action upon receipt of an undertaking by you or on your behalf to (i) repay such amount in case you are ultimately found, in accordance with this Agreement, not to be entitled to indemnification, or (ii) where indemnity is granted, to repay such amount to the extent the Expenses so advanced exceed the indemnification to which you are entitled.

(b) The Company shall indemnify you against any and all Expenses incurred by you in connection with successfully establishing, in whole or in part, any claim asserted by or action brought by you to enforce (i) any right to indemnification or advance payment of Expenses by the Company under this or any other agreement or Company By-Law now or hereafter in effect relating to Actions, or (ii) any right to recovery under any liability insurance policies maintained by the Company, or (iii) upon a Change in Control, any other right you may have against the Company. The Company shall also advance such Expenses to you, upon receipt of an undertaking meeting the requirements of paragraph 3(a).

(c) Any advancement of Expenses pursuant to paragraphs 3(a) or (b) hereof shall be made promptly, and in any event within 10 days of your written request for such advancement of Expenses accompanied by an undertaking meeting the requirements of paragraph 3(a).

4. Partial Indemnification. If you are found not to be entitled under the provisions of this Agreement to indemnification by the Company for a portion of the judgments, fines, amounts paid or to be paid in settlement or Expenses of an Action, the Company shall nevertheless indemnify you for that portion thereof to which you are entitled. A finding pursuant to paragraph 2(c) or 2(d) that you engaged in Ineligible Conduct shall not relieve the Company of its obligation to indemnify you except to the extent that the judgments, fines, amounts paid in settlement or Expenses incurred by you are attributable to such Ineligible Conduct.

5. Enforcement; Defenses. If the Company denies a request for indemnification or advancement of Expenses, in whole or in part, or if no disposition thereof is made within the periods specified therefor in paragraphs 2(e) and 3(c), the right to indemnification or advancement of Expenses granted by this Agreement shall be enforceable by you in any court of competent jurisdiction. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of Expenses under paragraphs 3(a) or (b) of this Agreement where the required undertaking has been received by the Company) that your conduct in connection with the Action in question constituted Ineligible Conduct, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel or its shareholders) to have made a determination that you are entitled to indemnification under this Agreement, nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel or its shareholders) that you are not entitled to indemnification under this Agreement, shall be a defense to the action or create a presumption that you are not entitled to indemnification under this Agreement.

6. Contribution. In the event that the indemnification provided for in this Agreement with respect to any Claim is unavailable to you for any reason whatsoever, the Company, in lieu of indemnifying you, shall contribute to any judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or Expenses incurred by you in connection with such Action in such proportion as is fair and reasonable in light of all of the circumstances of such Action in order to reflect (i) the relative benefits received by the Company and yourself as a result of the event(s) or transaction(s) giving cause to such Action, and (ii) the relative fault of the Company (and its other directors, officers, employees and agents) and yourself in connection with such event(s) or transaction(s). Your right to contribution under this paragraph 6 is subject to and shall be determined in accordance with the provisions applicable to indemnification set forth in paragraph 2.

7. Notice to the Company by Indemnitee. You agree to promptly notify the Company in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any action which may result in a claim of indemnification or contribution hereunder.

8. Non-exclusivity, etc. Your rights hereunder shall be in addition to any other rights you may have under the Company's Certificate of Incorporation or By-Laws or under the New York Business Corporation Law or otherwise, and nothing herein shall be deemed to diminish, qualify or otherwise restrict your rights to indemnification under any such other provision. This Agreement is intended to indemnify you to the greatest extent permitted under applicable law and the Certificate of Incorporation and By-Laws of the Company. To the extent that applicable law or the Certificate of Incorporation or the By-Laws of the Company, as in effect on the date hereof or at any time in the future, permit greater indemnification than as provided for in this Agreement, the parties hereto agree that you shall enjoy by this Agreement the greater benefits so afforded by such law or provision of the Certificate of Incorporation or By-Laws, and this Agreement and the definition of Ineligible Conduct set forth in paragraph 1(d), to the extent applicable, shall be deemed amended without any further action by the Company or yourself to grant such greater benefits. You may elect to have your rights hereunder interpreted (i) on the basis of applicable law in effect at the time of execution of this Agreement, (ii) at the time of the occurrence of the event(s) or transaction(s) giving rise to an Action or (iii) at the time indemnification is sought.

9. Liability Insurance. To the extent the Company maintains at any time an insurance policy or policies providing directors' and officers' liability insurance, the Company shall use its best efforts to ensure that you are covered by such policy or policies, in accordance with its or their terms, to the maximum extent that coverage is available for any other Company director, officer or employee under such insurance policy, provided that if you are no longer serving the Company or any other business entity at the request of the Company, the Company shall not be required to maintain insurance for you for more than six years after your service terminated or such longer period of coverage after service as may at the time be afforded any other past director or officer of the Company. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the parties hereto, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Company or of any other parties to such insurance policy.

10. Period of Limitations. Except for actions based on Ineligible Conduct by you, no legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against you, your spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliates not based on Ineligible Conduct by you shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

11. Amendments, etc. No supplement, modification or amendment of this Agreement shall be binding on either party unless agreed to and executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. Subrogation. In the event of a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of your rights of recovery with respect to such payment, and you shall execute all papers required and shall do anything else that may be necessary to secure such rights, including without limitation, the execution of such documents as are necessary to enable the Company effectively to bring suit to enforce such rights and full cooperation with the Company in the prosecution of such suit.

13. No Duplication of Payments. The Company shall not be liable to make any payment under this Agreement in respect of any judgment, fine, penalty, excise tax, settlement payment, Expense or other cost to the extent you have otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amount of such judgment, fine, penalty, excise tax, settlement payment, Expense or other cost.

14. Successors, Assigns, Etc. This Agreement shall be binding upon, inure to the benefit of and be enforceable against and by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether you continue to serve as a director, officer or employee of the Company or of any other enterprise at the Company's request.

15. Severability. The provisions of this Agreement shall be severable, and in the event that any provision hereof (including any provision or word within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law.

16. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid, (i) If to you, at the address set forth above or to such other person or address which you shall furnish to the Company in writing pursuant to the above, and

(ii) If to the Company, to:

EDO Corporation

14-04 111th Street

College Point, New York 11356-1434

Attention: Secretary

or to such person or address as the Company shall furnish to you in writing pursuant to the above.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in New York without giving effect to the principles of conflicts of laws.

If you are in agreement with the foregoing, please sign the Agreement as provided below and return one of the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

Very truly yours,

EDO CORPORATION

By:_______________________

Secretary

The foregoing Agreement is hereby

agreed and accepted as of __________________.
____________________________________________

                Schedule to Exhibit 10(d) - Indemnity Agreement

The Company has entered into Indemnity Agreements with the following directors and/or officers.

  Robert E. Allen
  Robert Alvine
  Mellon C. Baird
  George M. Ball
  Joseph F. Engelberger
  Frank A. Fariello
  William J. Frost
  Marvin D. Genzer
  Robert M. Hanisee
  Michael J. Hegarty
  Ira Kaplan
  J. Douglas Moore
  Kenneth A. Paladino
  George A. Strutz, Jr.